UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018 (December 29, 2017)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., #100 Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 29, 2017 (the “Closing Date”), Inventergy Global, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with TCA Global Credit Master Fund, LP (“TCA”). Pursuant to the Agreement, the Company issued $2.4 million in senior secured convertible redeemable debentures (the “Debentures”) to TCA. The Agreement also contemplates the sale of up to an additional $1.6 million principal amount of Debentures by the Company to TCA, based upon the performance of the Company. The unpaid principal amount of the Debentures bears cash interest equal to 17% per annum, with such interest payable monthly beginning on January 29, 2018. Upon and during the continuance of an Event of Default (as defined in the Debentures), the cash interest rate will increase by an additional 7% per annum, subject to the maximum interest rate permitted by applicable law.

Principal repayment of the Debentures will be made in 18 monthly payments beginning on July 28, 2018 (11 monthly payments of $100,000 and 7 monthly payments that increase up to $250,000). The Company may prepay the Debentures in whole or in part without penalty or premium. TCA may purchase up to additional $4,000,000 of Debentures, subject to the mutual agreement of the parties.

In addition, the Company issued to TCA a Fee Debenture (as defined in the Agreement) in the amount of $3,500,000. The Fee Debenture will bear interest at 8% per annum, with interest payable in cash on a monthly basis beginning on January 29, 2018. The principal amount of the Fee Debenture is to be repaid in 30 monthly installments beginning on July 28, 2018 (such principal installment amounts starting at $105,776 per month and increasing to $128,254 per month).

Upon the occurrence of an Event of Default, TCA may convert all or any portion of the outstanding amounts (the “Conversion Amount”) of the Debentures, the Fee Debenture or any other transaction documents, into the Company’s common stock (the “Conversion Shares”) in an amount of shares equal to: (i) the Conversion Amount (the numerator); divided by (ii) eighty-five percent (85%) of the lowest volume weighted average price of the Company’s common stock during the five trading days immediately prior to the conversion date (the denominator), subject to a 4.99% beneficial ownership limitation.

The Company also agreed to pay TCA a Profit Sharing Advisory Fee (as defined in the Agreement) of $3,500,000. This fee is payable from future revenues to be received by the Company from INVT SPE LLC, which was established in April 2017 following the Company’s debt restructuring and the transfer of its patents to this special purpose entity, provided that the Profit Sharing Advisory Fee is due and payable in full 42 months following the Closing Date.

The Agreement contains customary events of default provisions, pursuant to which TCA may accelerate payment of the outstanding Debentures and the Fee Debenture.

As part of the transaction, the Company and TCA entered into a Security Agreement pursuant to which the Company granted TCA a first priority security interest in all of the assets of the Company and its subsidiaries, including a security interest in the Company’s interests in INVT SPE LLC. The Company also entered into Pledge Agreements covering its ownership interest in its subsidiaries and Guarantee Agreements whereby certain subsidiaries of the Company guaranteed the performance and payment under the transaction documents.

After payment of all fees and expenses relating to the transaction, the Company received net proceeds of approximately $2.2 million, of which approximately $1.1 million was received by the Company on the Closing Date and of which an additional approximately $1.15 million has been deposited in escrow pending TCA’s receipt of certain additional information from the Company set forth in the Side Letter. The Company intends to use the net proceeds of the transaction to repay its existing obligations, redeem up to 9% of its outstanding Series E preferred stock and for general working capital purposes.

The foregoing descriptions of the Agreement, the Debentures, the Fee Debenture, the Security Agreements, the Pledge Agreements, the Guarantee Agreement and the Side Letter are qualified in their entirety by reference to such document, which document or form thereof is filed hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The common stock to be issued pursuant to the Debentures and the Fee Debenture will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as set forth in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description
10.1	Securities Purchase Agreement between Inventergy Global, Inc. and TCA Global Credit Master Fund, LP dated December 29, 2017.
10.2	Senior Secured, Convertible, Redeemable Debenture issued by Inventergy Global, Inc. in favor of TCA Global Credit Master Fund, LP dated December 29, 2017.
10.3	Senior Secured, Convertible, Redeemable Debenture (Fee Debenture) issued by Inventergy Global, Inc. in favor of TCA Global Credit Master Fund, LP dated December 29, 2017.
10.4	Form of Security Agreement in favor of TCA Global Credit Master Fund, LP.
10.5	Form of Pledge and Escrow Agreement in favor of TCA Global Credit Master Fund, LP.
10.6	Pledge and Escrow Agreement in favor of TCA Global Credit Master Fund. LP by Inventergy, Inc.
10.7	Guarantee Agreement in favor of TCA Global Credit Master Fund, LP dated December 29, 2017.
10.8	Side Letter dated December 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2018

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer